Exhibit 1.1

Aon Corporation

Aon plc

$350,000,000 4.500% Senior Notes due 2028

UNDERWRITING AGREEMENT

November 29, 2018

J.P. MORGAN SECURITIES LLC

MORGAN STANLEY & CO. LLC

HSBC SECURITIES (USA) INC.

As Representatives (the “Representatives”) of the several Underwriters listed in Exhibit A hereto

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

HSBC Securities (USA) Inc.

452 Fifth Avenue, Tower 3

New York, NY 10018

Ladies and Gentlemen:

1. Introductory. Aon Corporation, a Delaware corporation (the “Company”), agrees with the several Underwriters named in Exhibit A hereto (the “Underwriters”) to issue and sell to the several Underwriters $350,000,000 principal amount of its 4.500% Senior Notes due 2028 (the “Notes”), to be issued under an indenture dated as of December 3, 2018 among the Company, the Guarantor (as defined below) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Indenture”). The Notes will be fully and unconditionally guaranteed as to the payment of principal and interest by Aon plc, a public limited company organized under the laws of England and Wales (the “Guarantor,” and such guarantee, the “Guarantee”). The Notes, together with the Guarantee, are referred to in this Agreement as the “Securities.”

2. Representations and Warranties of the Company. Each of the Company and the Guarantor represents and warrants to, and agrees with, the several Underwriters that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company and the Guarantor have filed with the Commission a registration statement on Form S-3 (Nos. 333-227514-01 and 333-227514, respectively), including a related prospectus or prospectuses, covering the registration of the Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 4:45 p.m. (New York City time) on the date of this Agreement.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Securities, and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Exhibit B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Trust Indenture Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that such form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) Compliance with Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus) and (C) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act and (ii) statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c) Automatic Shelf Registration Statement. (i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company, the Guarantor or any person acting on its or their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, each of the Company and the Guarantor was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii)    Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement.

(iii)    Eligibility to Use Automatic Shelf Registration Form. Neither the Company nor the Guarantor has received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form.

(iv)    Filing Fees. The Company or the Guarantor has paid or shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d)    Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company, the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) at the date of this Agreement, each of the Company and the Guarantor was not and is not an “ineligible issuer,” as defined in Rule 405.

(e)    General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated November 29, 2018, including the base prospectus, dated September 25, 2018 (which is the most recent Statutory Prospectus distributed to investors generally), any document incorporated by reference therein and the other information, if any, stated in Exhibit B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f)    Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Closing Date or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus and prior to the Closing Date there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would, when considered together with the rest of the General Disclosure Package, include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)    Good Standing of the Company. Each of the Company and the Guarantor has been duly incorporated and is existing and, where such concept applies, in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority, where such concept applies, to own its properties and conduct its business as described in the General Disclosure Package; and each of the Company and the Guarantor is duly qualified to do business as a foreign corporation in good standing, where such concept applies, in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect or any development or event involving a prospective material adverse effect on the financial condition, results of operations, business or properties of the Company, the Guarantor and their respective subsidiaries taken as a whole (“Material Adverse Effect”).

(h)    Significant Subsidiaries. Each subsidiary of the Company designated on Exhibit C hereto (each, a “Significant Subsidiary”) (i) has been duly incorporated and is existing and in good standing, where such concept applies, under the laws of the jurisdiction of its incorporation and (ii) has the corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package, except, in the case of clause (ii) above, as would not reasonably be expected to have a Material Adverse Effect; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing, where such concept applies, in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and except as described in the General Disclosure Package, the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and security interests.

(i)    Execution and Delivery of Indenture. The Indenture has been duly authorized, executed and delivered by each of the Company and the Guarantor and constitutes a valid and binding agreement of each of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, and has been qualified under the Trust Indenture Act; the Notes and Guarantee have been duly authorized and, when the Notes and the Guarantee are delivered and paid for pursuant to this Agreement on the Closing Date, such Notes will have been duly executed, authenticated, issued and delivered by each of the Company and the Guarantor (assuming that the Notes have been authenticated in the manner provided for in the Indenture) and such Guarantee will have been duly executed, issued and delivered, and the Notes and the Guarantee will conform in all material respects to the information in the General Disclosure Package and to the description of such Securities contained in the Final Prospectus and the Indenture, and such Securities will constitute valid and legally binding obligations of the Company or the Guarantor, as the case may be, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(j)    Absence of Further Requirements. No consent, approval, authorization or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement or the Indenture in connection with the offering, issuance and sale of the Securities by the Company and the Guarantor, except such as have been obtained or made and such as may be required under federal or state securities laws and except as disclosed or contemplated in the General Disclosure Package and the Final Prospectus.

(k)    Absence of Defaults and Conflicts Resulting from Transaction. The issuance and sale by the Company and Guarantor of the Securities and the execution and delivery by the Company and Guarantor of this Agreement, and the performance by the Company and Guarantor of its obligations under this Agreement, the Indenture and the Securities, will not contravene (i) the articles of association, certificate of incorporation or by-laws of the Company or the Guarantor, as applicable, (ii) any agreement or other instrument filed as a “material contract” with respect to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, or (iii) any provision of material applicable law or any material judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, the Guarantor or any of their respective subsidiaries.

(l)    Absence of Existing Defaults and Conflicts. Neither the Company nor the Guarantor is in violation of its organizational documents or in default (or with the giving of notice or lapse of time would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which it is a party or by which it or any of its properties may be bound, which violation or default would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(m)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

(n)    Possession of Licenses and Permits. The Company, the Guarantor and their respective subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and, to the knowledge of the Company and the Guarantor, have not received any notice of proceedings relating to the revocation or modification of any certificates, authorities or permits, except where the failure to possess such certificates, authorities or permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)    Absence of Labor Dispute. No labor dispute with the employees of the Company, Guarantor or any of their respective subsidiaries exists or, to the knowledge of the Company and the Guarantor, is imminent that would reasonably be expected to have a Material Adverse Effect.

(p)    Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Description of the Securities,” “Description of Debt Securities and Guarantees,” “Certain United States Federal Income Tax Consequences” and “Certain United Kingdom Tax Consequences,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are, in all material respects, accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(q)    Absence of Manipulation. Neither the Company nor the Guarantor has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(r)    Internal Controls. There are no material weaknesses in the Guarantor’s internal controls over financial reporting (“Internal Controls”). Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the General Disclosure Package, there has been no change in the Guarantor’s internal control that has materially affected, or is reasonably likely to materially affect, the Guarantor’s Internal Controls. The Guarantor maintains a system of Internal Controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls, that comply with Rule 13a-15 under the Exchange Act and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S.

General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s)    Litigation. There are no legal or governmental proceedings pending or, to the knowledge of the Company or Guarantor, threatened to which the Company, the Guarantor or any of their respective subsidiaries is a party or to which any of the properties of the Company, the Guarantor or any of their respective subsidiaries is subject, other than proceedings fairly summarized in all material respects in the General Disclosure Package and proceedings which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the power or ability of the Company or the Guarantor to perform its obligations under this Agreement, the Indenture or the Securities or to consummate the offering contemplated hereby.

(t)    Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the financial position of the Company, the Guarantor and the Guarantor’s consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

(u)    No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package, there has been no change, nor any development or event involving a prospective change, in the financial condition, results of operations, business, properties or prospects of the Company, the Guarantor, and their respective subsidiaries, taken as a whole, that is material and adverse.

(v)    Investment Company Act. Neither the Company nor the Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package, neither the Company nor the Guarantor will be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(w)    No Unlawful Payments. Except to the extent as would not reasonably be expected to have a Material Adverse Effect or except as disclosed in the General Disclosure Package, the Company and the Guarantor are in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977 and other applicable United States and foreign anti-corruption laws and regulations (collectively the “Anti-Corruption Laws”), (ii) since January 1, 2010, except to the extent as would not reasonably be expected to have a Material Adverse Effect or except as disclosed in the General Disclosure Package, neither the Company nor the Guarantor has been notified of or, in each case, to its knowledge, investigated for a potential violation of Anti-Corruption Laws; and (iii) the Company, the Guarantor and their respective subsidiaries have an operational anti-corruption compliance program that includes, at a minimum, policies, procedures and training intended to enhance awareness of and compliance by the Company, the Guarantor or their respective subsidiaries with Anti-Corruption Laws.

(x) Compliance with Money Laundering Laws. The operations of the Company, the Guarantor and their respective subsidiaries are and have been conducted at all times and in all material respects in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and all applicable anti-money laundering laws, rules and regulations (collectively, the “Anti-Money Laundering Laws”); and neither the Company, the Guarantor nor any of their respective subsidiaries has been notified of or, in each case, to its knowledge has been investigated for a potential violation of the Anti-Money Laundering Laws.

(y) Compliance with OFAC. (i) None of the Company, the Guarantor or any of the Guarantor’s subsidiaries or, to the knowledge of the Company and the Guarantor, any director, officer, employee or affiliate of the Company, the Guarantor or any of the Guarantor’s subsidiaries is currently an individual or entity (A) on the Specially Designated Nationals List (“SDN List”), administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury; or (B) organized, located or a resident in a country or territory that is currently the subject of other OFAC sanction programs (a “Sanctioned Country”); and (ii) the Company will not directly or, to its knowledge, indirectly use all or part of the proceeds of the offering of the Securities, or lend, contribute or otherwise make available all or part of such proceeds, to any subsidiary, joint venture partner or other person or entity on the SDN List or organized, located or a resident of a Sanctioned Country, for the purpose of financing their activities.

(z) Taxes. The Guarantor, the Company and each of its Significant Subsidiaries have filed all U.S. federal, U.K. and material U.S. state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof; all such returns were true and complete in all material respects; all taxes shown as due and payable on such returns have been timely paid, or withheld and remitted, to the appropriate taxing authority (except as currently being contested in good faith and for which reserves required by applicable U.S. or other generally accepted accounting principles have been created in the financial statements of the Company); and no material tax deficiency has been determined adversely to the Company or any of its Significant Subsidiaries which has not been paid.

(aa) Choice of Laws. The choice of laws of the State of New York (without giving effect to its conflicts of law principles) as the governing law of this Agreement, the Securities, the Indenture (including the Guarantee set forth therein) is a valid choice of law under the laws of England and Wales and will be honored by the courts of England and Wales.

(bb) Jurisdiction. The Company and the Guarantor have the power to submit, and pursuant to Section 17 of this Agreement have legally, validly, effectively and irrevocably submitted, to the non-exclusive jurisdiction of Federal and state courts in the Borough of Manhattan in the City of New York; and the Company has the power to designate, appoint and empower, and pursuant to Section 17 of this Agreement, has legally, validly and effectively designated, appointed and empowered, an agent for service of process in any suit or proceeding based on or arising under this Agreement in Federal and state courts, as applicable, in the Borough of Manhattan in the City of New York.

(cc) eXtensible Business Reporting Language Interactive Data. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the required information in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd) Cybersecurity. Except as to such matters as would not, singly or in the aggregate, reasonably likely result in a Material Adverse Effect: (i) to the reasonable knowledge of the Company, there has been no security breach or other compromise of any of the Company’s, the Guarantor’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and the Company, the Guarantor and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; and (ii) the Company, the Guarantor and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations, in each case, relating to the privacy and security of IT Systems and Data.

3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.185% of the principal amount of the Notes and accrued interest, if any, from December 3, 2018 to, but excluding the Closing Date (as hereinafter defined) the respective principal amounts of Securities set forth opposite the names of the Underwriters in Exhibit A hereto.

The Company will deliver the Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, at 10:00 a.m., New York time, on December 3, 2018, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Securities sold pursuant to the offering. The Securities so to be delivered or evidence of their issuance will be made available for inspection at the above office of Davis Polk & Wardwell LLP at least 24 hours prior to the Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company and the Guarantor. The Company and the Guarantor agree with the several Underwriters that:

(a)    Filing of Prospectuses. The Company and the Guarantor have filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company and the Guarantor have complied and will comply in all material respects with Rule 433.

(b)    Filing of Amendments; Response to Commission Requests. The Company and the Guarantor will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement; and the Company and the Guarantor will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company or the Guarantor of any notification with respect to the suspension of the qualification of the Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company and the Guarantor will use their commercially reasonable efforts to prevent the issuance of any such stop order suspending the effectiveness of the Registration Statement or the suspension of any such qualification where such lack of qualification would have a material adverse impact on the offering of Securities contemplated hereby and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)    Continued Compliance with Securities Laws. If, at any time on or prior to the completion of the public offer and sale of the Securities when a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company and the Guarantor will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided that any such amendment or supplement required to be prepared after 90 days following the Closing Date shall be at the expense of the Underwriters. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)    Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e)    Furnishing of Prospectuses. The Company and the Guarantor will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives may reasonably request during such period of time after the first date of the public offering of the Securities as is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) by any Underwriter.

(f)    Blue Sky Qualifications. The Company and the Guarantor will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and will continue such qualifications in effect so long as required for the distribution; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)    Reporting Requirements. For so long as the Securities remain outstanding, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company or the Guarantor as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h)    Payment of Expenses. The Company and Guarantor will pay all expenses incident to the performance of their respective obligations under this Agreement, including but not limited to expenses of printing and distributing to the Underwriters prospectuses described in Section 5(e), any fees charged by investment rating agencies for the rating of the Securities, costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Securities including, without limitation, any travel expenses of the officers and employees of the Company and Guarantor, and any other expenses of the Company or Guarantor, fees and expenses incident to listing the Securities on the New York Stock Exchange, the NYSE MKT, NASDAQ Stock Market and other national and foreign exchanges, fees and expenses in connection with the registration of the Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. It is understood, however, that, except as provided in this Agreement, the Underwriters will pay all of their costs and expenses, including fees and expenses of counsel to the Underwriters, transfer taxes payable on resale of the Securities by them and any advertising expenses connected with any offers they make.

(i)    Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package.

(j)    Absence of Manipulation. The Company and the Guarantor will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company or Guarantor to facilitate the sale or resale of the Securities.

(k) Restriction on Disposition of Notes. The Company and the Guarantor will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company or the Guarantor and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning on the date hereof and ending on the Closing Date.

6. Free Writing Prospectuses. (a) Issuer Free Writing Prospectuses. The Company and the Guarantor each represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, the Guarantor and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company and the Guarantor each represent that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply in all material respects with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b) Term Sheets. The Company and Guarantor will prepare a final term sheet relating to the Securities, containing only information that describes the final terms of the Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for the offering of the Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company and Guarantor also consent to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Securities or their offering or (y) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Company and the Guarantor contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Guarantor herein (as though made on the Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof with respect to the General Disclosure Package and the Closing Date with respect to the Final Prospectus, of Ernst & Young LLP, a registered public accounting firm and independent public accountants with respect to the Company within the meaning of the Securities Laws, in form and substance satisfactory to the Representatives and containing statements and information of the type ordinarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained or incorporated by reference in the General Disclosure Package and the Final Prospectus, and the specified date of such letters shall be a date no more than three business days prior to the date hereof or the Closing Date, as applicable.

(b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the Guarantor or any Underwriter, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, results of operations, business or properties of the Company, the Guarantor and their respective subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company or the Guarantor by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company or the Guarantor for a possible downgrading of such rating or any announcement that the Company or the Guarantor has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market or to enforce contracts for the sale of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company or the Guarantor on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

(d) Opinion of Counsel to the Company. The Representatives shall have received an opinion, dated the Closing Date, of the Counsel to the Company, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit D hereto.

(e) Opinion of Special U.K. Counsel for Company and the Guarantor and Opinion, Tax Opinion and Disclosure Letter of Special U.S. Counsel for the Company and the Guarantor. The Representatives shall have received an opinion, dated the Closing Date, of Latham & Watkins (London) LLP, special U.K. counsel to the Company and the Guarantor, and an opinion dated the Closing Date, of Latham & Watkins LLP, special United States counsel to the Company and the Guarantor, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit E hereto.

(f) Opinion and Disclosure Letter of Counsel for Underwriters. The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, an opinion and a disclosure letter, dated the Closing Date, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) Officer’s Certificate. The Representatives shall have received a certificate, dated the Closing Date, of an executive officer of the Company and the Guarantor and a principal financial or accounting officer or treasurer of the Company and the Guarantor in which such officers shall state that: the representations and warranties of the Company and the Guarantor clauses (a), (c), (d), (e), (f), (j), (k), (m), (p), (v) and (y) of Section 2 of this Agreement are true and correct in all material respects; the representations and warranties of the Company and the Guarantor in clauses (b), (g), (h), (i), (j), (l), (n), (o), (q), (r), (s), (t), (u), (w), (x), (z), (aa), (bb), (cc) and (dd) of Section 2 of this Agreement are true and correct; the Company and the Guarantor have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the dates of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, results of operations, business or properties of the Company, Guarantor and their respective subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

The Company and the Guarantor will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

8. Indemnification and Contribution. (a) Indemnification of Underwriters. The Company and the Guarantor will jointly and severally indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from (i) that part of the Registration Statement that constitutes the Form T-1 of the Trustee under the Trust Indenture Act and (ii) any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless each of the Company, the Guarantor, each of their respective directors and each of their respective officers who signs a Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the following information in the General Disclosure Package and the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting (Conflicts of Interest)”; the statement of market making with respect to the Underwriters in the second sentence of the fifth paragraph under the caption “Underwriting (Conflicts of Interest)”; and the description of stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids appearing in the ninth paragraph under the caption “Underwriting (Conflicts of Interest).”

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party in such action), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase the Securities hereunder on the Closing Date and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the

Securities that the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of the Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of the Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantor or their officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Guarantor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Sections 7(c)(iii), 7(c)(iv), 7(c)(vi), 7(c)(vii), 7(c)(viii) and 9 hereof, the Company and the Guarantor will reimburse the Underwriters for all out-of-pocket expenses reasonably incurred by them in connection with the offering of the Securities, and the respective obligations of the Company, the Guarantor and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o (i) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, Fax: (212) 834-6081; (ii) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division, Fax: 212-507-8999; and (iii) HSBC Securities (USA) Inc., 452 Fifth Avenue, Tower 3, New York, NY 10018, Attention: Management Group, Fax: 212-525-0238; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Aon Corporation, 200 E. Randolph Street, Chicago, Illinois 60601, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of this Agreement.

16. Absence of Fiduciary Relationship. The Company and the Guarantor acknowledge and agree that:

(a)    No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company or the Guarantor on other matters;

(b)    Arms’ Length Negotiations. The price of the Securities set forth in this Agreement was established by the Company and the Guarantor following discussions and arms-length negotiations with the Representatives, and the Company and the Guarantor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)    Absence of Obligation to Disclose. The Company and the Guarantor have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Guarantor and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Guarantor by virtue of any fiduciary, advisory or agency relationship; and

(d)    Waiver. The Company and the Guarantor waive, to the fullest extent permitted by law, any claims either of the Company or the Guarantor may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Guarantor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including members, stockholders, employees or creditors of the Company or the Guarantor.

17. Applicable Law. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to its conflicts of law principles.

(b) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(c) Submission to Jurisdiction. The Company and the Guarantor hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Guarantor irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Guarantor hereby irrevocably appoints the Company with an office at 200 E. Randolph Street, Chicago, Illinois 60601, Attention: General Counsel, as its agent to receive on behalf of the Guarantor service of any legal process which may be served in all such actions and proceedings. Such service may be made by mail or delivery of such process to the Guarantor in care of such agent at the agent’s address set forth above and the Guarantor hereby irrevocably authorizes and directs such agent to accept such service on behalf of the Guarantor.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Guarantor and the several Underwriters in accordance with its terms.

Very truly yours,

AON CORPORATION

By:	/s/ Molly Johnson
	Name:	Molly Johnson
	Title:	Vice President and Secretary

AON PLC

By:	/s/ Paul Hagy
	Name:	Paul Hagy
	Title:	Treasurer

[Company Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the

Representatives of the several Underwriters

By J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Executive Director

By MORGAN STANLEY & CO. LLC

By:	/s/ Yurji Slyz
	Name:	Yurji Slyz
	Title:	Executive Director

By HSBC SECURITIES (USA) INC.

By:	/s/ Diane Kenna
	Name:	Diane Kenna
	Title:	Managing Director

[Underwriter Signature Page to Underwriting Agreement]

EXHIBIT A

Underwriter	Principal Amount of the Notes
J.P. Morgan Securities LLC	$112,000,000.00
Morgan Stanley & Co. LLC	101,500,000.00
HSBC Securities (USA) Inc.	101,500,000.00
Aon Securities Inc.	8,750,000.00
ING Financial Markets LLC	8,750,000.00
UniCredit Capital Markets LLC	8,750,000.00
U.S. Bancorp Investments, Inc.	8,750,000.00
Total	$350,000,000.00

A-1

EXHIBIT B

1.	General Use Free Writing Prospectus (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” means:

The pricing term sheet, dated November 29, 2018, a copy of which is attached hereto as Annex B-1.

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None

B-1

ANNEX B-1

Pricing Term Sheet

Filed pursuant to Rule 433

Relating to Preliminary Prospectus Supplement dated November 29, 2018 to

Prospectus dated September 25, 2018

Registration Statement Nos. 333-227514-01 and 333-227514

Aon Corporation

TERM SHEET

$350,000,000 4.500% SENIOR NOTES DUE 2028

Issuer:	Aon Corporation

Securities:	4.500% Senior Notes due 2028

Guarantor:	Aon plc

Legal Format:	SEC Registered

Amount:	$350,000,000

Ranking:	Senior Unsecured

Expected Ratings*:	Moody’s Investors Service: Baa2 Standard & Poor’s: A- Fitch: BBB+

Trade Date:	November 29, 2018

Settlement Date (T+2):	December 3, 2018

Maturity Date:	December 15, 2028

Reference Treasury:	3.125% due November 15, 2028

Reference Treasury Price and Yield:	100-25; 3.033%

Reoffer Spread to Treasury:	+150 bps

Reoffer Yield:	4.533%

Coupon:	4.500%

Denominations:	$2,000 and multiples of $1,000

Interest Payment Dates:	Semi-annually in arrears on June 15 and December 15, beginning on June 15, 2019

Price to Public:	99.735%

Proceeds to Issuer (before expenses):	$347,147,500

CUSIP / ISIN:	037389 BB8 / US037389BB82

Optional Redemption:	Prior to September 15, 2028, we may redeem all of the Notes at any time or some of the Notes from time to time at a redemption price equal to the greater of 100% of the principal amount of the Notes being redeemed and a make whole using a discount rate of the Reference Treasury plus 25 basis points. On or after September 15, 2028 (three months prior to maturity), we may redeem any or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes being redeemed. In the event of certain changes in respect of taxes applicable to the Notes or the Guarantee of the Notes, we may redeem the Notes in whole at any time at a redemption price equal to 100% of the principal amount of the Notes being redeemed. See “Description of the Securities—Optional Redemption” and “Description of the Securities—Optional Tax Redemption” in the preliminary prospectus supplement for more information.

Annex B-1

Joint Book-Running Managers:	J.P. Morgan Securities LLC Morgan Stanley & Co. LLC HSBC Securities (USA) Inc.

Co-Managers:	Aon Securities Inc. ING Financial Markets LLC UniCredit Capital Markets LLC U.S. Bancorp Investments, Inc.

Conflicts:	Aon Securities Inc. is an indirect wholly owned subsidiary of Aon Corporation. This offering is subject to, and will be conducted in compliance with, the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) regarding a FINRA member firm distributing the securities of an affiliate.

* An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

The issuer and the guarantor have filed a registration statement, including a prospectus, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer, the guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Joint Book-Running Managers in the offering will arrange to send you the prospectus if you request it by contacting J.P. Morgan Securities LLC collect at 1-212-834-4533, Morgan Stanley & Co. LLC toll-free at 1-866-718-1649, and HSBC Securities (USA) Inc. toll-free at 1-866-811-8049.

Annex B-2

EXHIBIT C

Significant Subsidiaries

Significant subsidiary:	Jurisdiction of incorporation:

Aon Benfield Global, Inc.	Delaware
Aon Bermuda Holding Company Limited	Bermuda
Aon CANZ Holdings B.V.	Netherlands
Aon Consulting Inc.	New Jersey
Aon Consulting Worldwide, Inc.	Maryland
Aon Corporation	Delaware
Aon Delta UK Limited	United Kingdom
Aon Finance N.S. 1, ULC	Canada
Aon Global Holdings Limited	United Kingdom
Aon Group, Inc.	Maryland
Aon Group International N.V.	Netherlands
Aon Holdings B.V.	Netherlands
Aon Holdings International B.V.	Netherlands
Aon Risk Services Companies, Inc.	Maryland
Aon Southern Europe B.V.	Netherlands
Aon UK Group Limited	United Kingdom
Aon UK Limited	United Kingdom
Aon US & International Holdings Limited	United Kingdom
Aon International Coöperatief U.A.	Netherlands

C-1

EXHIBIT D

Opinion of Counsel to the Company and the Guarantor

[●], 2018

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

HSBC Securities (USA) Inc.

452 Fifth Avenue, Tower 3

New York, NY 10018

As Representatives of the several Underwriters set forth in Exhibit A of the below-referenced Underwriting Agreement

Re: Aon Corporation [●]% Senior Notes due [●]

Ladies and Gentlemen:

I serve as [Assistant General Counsel] of Aon Corporation, a Delaware corporation (the “Company”), an indirect, wholly-owned subsidiary of Aon plc, a public limited company under the laws of England and Wales (the “Guarantor”). This opinion letter is delivered in connection with (i) the Underwriting Agreement dated [●], 2018 (the “Underwriting Agreement”) among the Company, the Guarantor and J.P. Morgan Securities LLC and [●], as representatives of the several underwriters (the “Underwriters”) named in Exhibit A to the Underwriting Agreement, and (ii) the sale by the Company, and the purchase by the Underwriters, severally, of $[●] aggregate principal amount of the Company’s [●]% Senior Notes due 20[●] (the “Notes”) pursuant to the Underwriting Agreement. The Guarantor will provide a guarantee of the Notes (the “Guarantee” and, together with the Notes, the “Securities”) pursuant to the Indenture (as defined below). The Securities are to be issued pursuant to an indenture, dated the date hereof, (the “Indenture”) among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and an officers’ certificate, dated the date hereof, setting forth the terms of the Securities (the “Officers’ Certificate”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Underwriting Agreement. This opinion letter is delivered to the addressees hereof pursuant to Section 7(d) of the Underwriting Agreement.

I have examined originals, or copies certified or otherwise identified to my satisfaction, of such corporate records, agreements, instruments and documents of the Company and the Guarantor and certificates and other statements of public officials and corporate officers, and have made such other investigation of fact and law, as I have deemed necessary in connection with the opinions set forth herein. In my examination, I have assumed the genuineness of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as copies. To the extent that any of the opinions expressed below with respect to the existence or absence of facts is indicated to be based on my knowledge, you should understand that I have not undertaken any independent investigation to determine the existence or absence of such facts and have relied on my prior experience as counsel to the Company and the Guarantor. Moreover, references to my knowledge refer only to my personal knowledge.

Based upon the foregoing, and subject to the comments and exceptions hereinafter set forth, I am of the opinion that:

1.    The issuance and sale of the Securities to the Underwriters in accordance with the Underwriting Agreement, and the consummation of the other transactions contemplated by the Underwriting Agreement and the

D-1

Indenture, and the execution, delivery and performance of the Underwriting Agreement and the Indenture and all related documents by the Company and the Guarantor, did not or will not, as the case may be, contravene the memorandum and articles of association of the Guarantor or the certificate of incorporation or by-laws of the Company.

2.    The execution and delivery by the Company and the Guarantor of, and the performance by the Company and the Guarantor of their obligations under, the Underwriting Agreement, the Indenture and the Securities did not or will not, as the case may be, contravene, to my knowledge (i) any agreement or other instrument filed as a “material contract” with respect to the Guarantor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 or (ii) any material judgment, order or decree of any U.S. governmental body, agency or court having jurisdiction over the Company, the Guarantor or any of their respective subsidiaries.

3.    After due inquiry, I do not know of any legal or governmental proceedings pending or threatened to which the Company, the Guarantor or any of their respective subsidiaries is a party or to which any of the properties of the Company, the Guarantor or any of their respective subsidiaries is subject, other than proceedings fairly summarized in all material respects in the General Disclosure Package and proceedings which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially and adversely affect the power or ability of the Company and the Guarantor to perform their respective obligations under the Underwriting Agreement, the Indenture or the Securities or to consummate the offering contemplated thereby.

4.    To my knowledge, the Company and the Guarantor and their respective subsidiaries possess such certificates, authorities or permits issued by the appropriate U.S. state, U.S. federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any certificates, authorities or permits, except where the failure to possess such certificates, authorities or permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.    The statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 incorporated by reference in the General Disclosure Package and the Final Prospectus under the heading “Part I. – Item 3. – Legal Proceedings,” fairly summarize in all material respects the matters and proceedings referred to therein.

This opinion is limited to the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

The opinions expressed herein are being delivered to you as of the date hereof and are solely for your benefit in connection with the transactions contemplated in the Underwriting Agreement. This letter may not be relied upon for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Notes or any interest therein from you or the other Underwriters) without my express prior written consent, which may be granted or withheld in my sole discretion.

The opinions expressed above are based solely on facts, laws and regulations existing and in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should such facts change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise, notwithstanding that such changes may affect the legal analysis or conclusions contained in this opinion.

Very truly yours,

D-2

EXHIBIT E

Opinion of Latham & Watkins LLP (London)

[ ● ], 2018

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

USA

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

USA

HSBC Securities (USA) Inc.

452 Fifth Avenue, Tower 3

New York, NY 10018

USA

(as Representatives of the several Underwriters (the “Underwriters”) set out in Appendix 1 (The Underwriters) hereto, the “Representatives”)

and

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street, Suite 1020

Chicago, IL 60602

USA (the “Trustee”)

Ladies and Gentlemen:

Re:    Aon Corporation (the “Issuer”) [ ● ]% Senior Notes due [ ● ] (the “Notes”) guaranteed by Aon plc (the “Guarantor”)

We have acted as English legal advisers to the Guarantor in relation to the issue of the Notes. We have taken instructions solely from the Guarantor.

1.	Introduction

1.1	Purpose

This letter is being rendered to you pursuant to Clause 7(e) of the Underwriting Agreement (as defined below).

1.2	Defined terms and headings

In this letter:

(a)	capitalised terms used without definition in this letter or the schedules hereto have the meanings assigned to them in the Underwriting Agreement unless a contrary indication appears;

(b)	references to “Notes” include the Global Note representing the Notes;

(c)	“Principal Agreements” means the Underwriting Agreement and the Indenture (each as defined below); and

(d)	headings are for ease of reference only and shall not affect interpretation.

1.3	Legal review

For the purpose of issuing this letter we have reviewed only the following documents and conducted only the following enquiries and searches:

(a)	a search at Companies House in respect of the Guarantor conducted on 27 November 2018 and updated on [ ● ];

(b)

an enquiry by telephone at the Central Index of Winding Up Petitions, London on 27 November 2018 at 11.06 am with respect to the Guarantor and updated on [ ● ] at [ ● ][am][pm] ((a) and (b) together, the “Searches”);

(c)	a certified copy of the certificate of incorporation and the articles of association of the Guarantor;

(d)	a PDF signed copy of a certificate of a director or secretary of the Guarantor dated today’s date (the “Certificate”);

(e)	a prospectus dated September 25, 2018 and a prospectus supplement dated [ ● ] ( the Prospectus”);

(f)	a PDF executed copy of a New York law governed underwriting agreement dated [ ● ] between the Issuer, the Guarantor and the Representatives (the “Underwriting Agreement”); and

(g)

a PDF executed copy of a New York law governed indenture dated [ ● ] (the “Indenture”) between the Issuer, the Guarantor and the Trustee and containing the guarantee of the Notes by the Guarantor (the “Guarantee”).

1.4	Applicable law

This letter, the opinions given in it, and any non-contractual obligations arising out of or in connection with this letter and/or the opinions given in it, are governed by, and to be construed in accordance with, English law and relate only to English law as applied by the English courts as at today’s date. In particular:

(a)	we have not investigated the laws of any country other than England and we assume that no foreign law affects any of the opinions stated below; and

(b)	we express no opinion in this letter on the laws of any jurisdiction other than England.

1.5	Assumptions and reservations

The opinions given in this letter are given on the basis of each of the assumptions set out in Schedule 1 (Assumptions) and are subject to each of the reservations set out in Schedule 2 (Reservations) to this letter. The opinions given in this letter are strictly limited to the matters stated in paragraph 2 (Opinions) below and do not extend, and should not be read as extending, by implication or otherwise, to any other matters.

2.	Opinions

Subject to paragraph 1 (Introduction) and the other matters set out in this letter and its Schedules, it is our opinion that, as at today’s date:

2.1	Corporate Existence

The Guarantor has been incorporated and is existing as a company under the laws of England.

2.2	Corporate Authority

The execution of the Principal Agreements has been duly authorised by all necessary corporate action on the part of the Guarantor.

2.3	Capacity

The Guarantor has the requisite corporate capacity to enter into the Principal Agreements and to perform its obligations thereunder.

2.4	Due Execution

Each of the Principal Agreements has been duly executed and delivered by the Guarantor.

2.5	No Conflict

The entry into and performance of its obligations under the Principal Agreements by the Guarantor does not:

(a)	violate the provisions of its articles of association; or

(b)	violate any existing laws of England applicable to companies generally.

2.6	Choice of law

English courts of competent jurisdiction would recognise the choice by the Guarantor of the laws of the State of New York as a valid choice of the governing law of the Principal Agreements.

2.7	Jurisdiction

English courts of competent jurisdiction would regard the express submission by the Guarantor to the jurisdiction of the courts in the State of New York in respect of any suit or proceeding arising out of or relating to the Principal Agreements as a valid submission under the laws of England.

2.8	UK Financial Services Regulation

There will have been no contravention of the provisions of section 21(1) of the Financial Services and Markets Act 2000 (the “FSMA”) (Restrictions on financial promotion) by reason of anything done by the Underwriters (in connection with the issue or sale of the Notes) provided that the contents of any communication made or caused to be made in the United Kingdom or, in the case of a communication originating outside the United Kingdom, capable of having effect in the United Kingdom (within the meaning of the FSMA), were first approved by an authorised person for the purposes of the FSMA or the communication fell within one of the exceptions contained in the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005.

2.9	Consents, Approvals, Authorisations, Orders and Licences

No consents, approvals, authorisations, orders or licences are required from any governmental or other regulatory agencies in England in connection with the performance by the Guarantor of its obligations under, or the execution and delivery by the Guarantor of, the Principal Agreements.

2.10	Registrations, Filings and Similar Formalities

There are no registrations, filings or similar formalities imposed in England in connection with the performance by the Guarantor of its obligations under, or the execution and delivery by the Guarantor of, the Principal Agreements.

2.11	United Kingdom Stamp Duty or Stamp Duty Reserve Tax

No United Kingdom ad valorem stamp duty or stamp duty reserve tax is payable in the United Kingdom upon the execution and delivery of the Principal Agreements or the issue and offering of the Notes. Save as referred to in paragraph 2.12 (United Kingdom Tax Considerations) below, we have not been asked to, and we do not express (a) any other opinion as to such duties or taxes that will or may arise as a result of any other transaction effected in connection with the issue or offering of the Notes or the execution and delivery of the Principal Agreements, or (b) any opinion as to any other taxation (including, without limitation, Value Added Tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature (including, for the avoidance of doubt, such tax as may be levied in accordance with, but subject to derogation from, the Principal VAT Directive 2006/112 EC)) that will or may arise as a result of any transaction effected in connection with the Notes or the Principal Agreements.

2.12	United Kingdom Tax Considerations

The statements in the Prospectus under the caption “Certain United Kingdom Tax Consequences” are correct in all material respects.

2.13	Enforcement of Foreign Judgments

A judgment of a relevant court sitting in the United States of America, being recognised by the English courts as having jurisdiction to give that judgment, finally and conclusively establishing a debt, should be capable of enforcement in the English courts without a retrial or re-examination of the matters thereby adjudicated, provided that the Guarantor may have defences open to it and enforcement may not be permitted if, amongst other things:

(a)	the judgment was obtained by fraud;

(b)	the judgment contravenes public policy in England;

(c)

the judgment is for a sum payable in respect of taxes, or other charges of a like nature or is in respect of a fine or other penalty or otherwise based on a foreign law that an English court considers to relate to a penal, revenue or other public law;

(d)	the judgment was obtained in proceedings contrary to natural or substantial justice;

(e)

the judgment amounts to judgment on a matter previously determined by an English court or conflicts with a judgment on the same matter given by a court other than a court of the United States of America;

(f)	the judgment is given in proceedings brought in breach of an agreement for the settlement of disputes;

(g)

the judgment has been arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained, or is a judgment that is otherwise specified in section 5 of the Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under section 1 of that Act; and

(h)	enforcement proceedings are not commenced within six years of the date of such judgment.

Under English law a judgment of a court of a foreign country has no direct operation in England and therefore cannot be immediately enforced by execution. A claimant may, however, be able to obtain summary judgment in an action in the English courts. If an English court gives judgment for the sum payable under a foreign judgment, the English judgment will be enforceable by methods generally available for this purpose. These methods generally permit the court discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, the respondent may raise any counterclaim that could have been brought if the action had been originally brought in England unless the subject of the counterclaim was in issue and denied in the foreign proceedings.

3.	Extent of opinions

We express no opinion as to any agreement, instrument or other document other than as specified in this letter or as to any liability to tax which may arise or be suffered as a result of or in connection with the Principal Agreements or the transactions contemplated thereby (other than as specified in paragraphs 2.11 (United Kingdom Stamp Duty or Stamp Duty Reserve Tax) and 2.12 (United Kingdom Tax Considerations)).

This letter only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the Addressee (as defined herein) of any change in circumstances happening after the date of this letter which would alter our opinions.

4.	RELIANCE AND DISCLOSURE

This letter is addressed to you solely for your benefit in connection with the issue of the Notes (the “Addressee”).

This letter may be disclosed for information purposes only by any Addressee:

(a)	to its affiliates;

(b)	to its and its affiliates’ legal and other professional advisers, regulators and auditors;

(c)

where required by law, order, rule (including the rules of any applicable stock exchange or any other applicable supervisory or regulatory authority having jurisdiction over it or any of its affiliates) or regulation or a court of competent jurisdiction;

(d)	to any rating agency (and its legal advisors);

(e)	in seeking to establish any defence in any legal or regulatory proceeding or investigation relating to the matters set out herein; and/or

(f)	in connection with any actual or potential dispute or claim to which it may be a party and which relates to the matters set out herein,

in each case on the strict understanding that we assume no duty or liability whatsoever to any such recipient as a result of any such disclosure, and provided that it is understood by each such recipient that: (i) it may not rely on this letter by virtue of such disclosure, and (ii) it is not permitted to disclose or quote this letter to any other person without our prior written consent (except where required by law, order, rule (including the rules of any applicable stock exchange or any other applicable supervisory or regulatory authority having jurisdiction over it) or regulation, or a court of competent jurisdiction).

This letter may not be relied upon by any Addressee for any other purpose, and, other than as set out in this paragraph 4, may not be furnished to, or assigned to or relied upon by any other person, firm or entity for any purpose (including, without limitation, by any person, firm or other entity that acquires Notes from the Addressee), without our prior written consent, which may be granted or withheld in our discretion.

Yours faithfully

LATHAM & WATKINS

SCHEDULE 1

ASSUMPTIONS

The opinions in this letter have been given on the basis of the following assumptions:

1.	GENUINE, AUTHENTIC AND COMPLETE DOCUMENTS/SEARCHES

(a)

The genuineness of all signatures, stamps and seals on all documents, the authenticity and completeness of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies;

(b)	that, where a document has been examined by us in draft or specimen form, it will be or has been duly executed in the form of that draft or specimen;

(c)

that all documents, forms and notices which should have been delivered to the UK Companies House in respect of the Guarantor have been so delivered, that the results of the Searches are complete and accurate, and that the position has not changed since the times at which the Searches were made;

(d)	that the contents of the Certificate are correct in all respects and the attachments to the Certificate are complete, accurate and up to date;

(e)

that the proceedings and resolutions described in the minutes of the meetings of the board of directors of the Guarantor were duly conducted as so described, the persons authorised therein to execute the Principal Agreements on behalf of the Guarantor (the “Authorised Signatories”) were so appointed and that each of the meetings referred to therein was duly constituted and convened and all constitutional, statutory and other formalities were duly observed (including, if applicable, those relating to the declaration of directors’ interests or the power of interested directors to vote), a quorum was present throughout, the requisite majority of directors voted in favour of approving the resolutions and the resolutions passed thereat were duly adopted, have not been revoked or varied and remain in full force and effect;

(f)

that any limits on the powers of the directors of the Guarantor to exercise the powers of the Guarantor to borrow money or grant guarantees have not been and will not be exceeded by the grant of the Guarantee by the Guarantor; and

(g)	that the persons executing the Principal Agreements on behalf of the Guarantor were the Authorised Signatories and that their authority had not been revoked.

2.	OTHER DOCUMENTS OR ARRANGEMENTS

(a)

That each of the Principal Agreements (and the other documents referred to therein) remains accurate and complete and has not been amended, terminated or otherwise discharged as at the date of this letter;

(b)	that each of the persons executing the Principal Agreements on behalf of the relevant parties thereto executed an identical final version of such document, in each case in the form reviewed by us;

(c)

the absence of fraud or mutual mistake of fact or law or any other arrangements, agreements, understandings or course of conduct or prior or subsequent dealings, amending, rescinding or modifying or suspending any of the terms of the Principal Agreements or which would result in the inclusion of additional terms therein, and that the parties have acted in accordance with the terms of such Principal Agreements;

(d)

that the Principal Agreements and all obligations thereunder (including the giving of guarantees and security) have been entered into in good faith, on bona fide commercial terms and on arms’ length terms and for the purpose of carrying on the business of the Guarantor which is a party and that there are reasonable grounds for believing that the giving of such guarantees and security will be for the benefit of the Guarantor and promote the success of the Guarantor for the benefit of its members as a whole;

(e)	that all requirements and conditions precedent for the Principal Agreements to be entered into have been satisfied; and

(f)	that where any of the Principal Agreements attracts stamp duty outside the United Kingdom, that such stamp duty has been duly paid.

3.	REPRESENTATIONS AND WARRANTIES

That all statements of fact and representations and warranties as to matters of fact (except as to matters expressly set out in the opinions given in this letter) contained in or made in connection with any of the documents examined by us were true and correct as at the date given and are true and correct at today’s date and no fact was omitted therefrom which would have made any of such facts, representations or warranties incorrect or misleading.

4.	FILINGS, APPROVALS, CONSENTS ETC.

That except to the extent expressly set out in the opinions given in this letter, no consents, approvals, authorisations, orders, licences, registrations, filings or similar formalities are required from any governmental or regulatory authority in connection with the execution, delivery and performance of the Principal Agreements and the Notes by any of the parties thereto or if such consents, approvals, authorisations, orders, licences, registrations, filings or similar formalities are required, these have been made or will be made within the prescribed time limits.

5.	INSOLVENCY

That none of the parties to the Principal Agreements has taken any corporate or other action nor have any steps been taken or legal proceedings been started against any such party for the liquidation, winding up, dissolution, reorganisation or bankruptcy of, or for the appointment of a liquidator, receiver, trustee, administrator, administrative receiver or similar officer of, any such party or all or any of its or their assets (or any analogous proceedings in any jurisdiction) and none of the parties to the Principal Agreements is unable to pay its debts as they fall due within the meaning of section 123 of the Insolvency Act 1986 or becomes unable to pay its debts within the meaning of that section as a result of any of the transactions contemplated herein, or is insolvent or has been dissolved or declared bankrupt (although the Searches gave no indication that any winding-up, dissolution or administration order or appointment of a receiver, administrator, administrative receiver or similar officer has been made with respect to the Guarantor).

6.	UNITED KINGDOM STAMP DUTY OR STAMP DUTY RESERVE TAX

(a)

That the Notes and the Principal Agreements do not carry and have not carried a right on repayment to an amount which exceeds the nominal amount of the capital lent, or if the Notes or the Principal Agreements either carry or have carried a right on repayment to an amount which exceeds the nominal amount of the capital lent, that such amount is reasonably comparable with what is generally repayable (in respect of a similar nominal amount) under the terms of an issue of loan capital listed in the Official List of the London Stock Exchange;

(b)	that the Notes and the Principal Agreements do not carry and have not carried a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital lent;

(c)

that the Notes and the Principal Agreements do not carry any right of conversion into shares or other securities, or to the acquisition of shares or other securities, including loan capital of the same description as that transferred by the Notes and the Principal Agreements; and

(d)

that the Notes and the Principal Agreements do not carry and have not carried a right to interest the amount of which falls or has fallen to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property.

7.	BANKING ACT 2009

That none of the Companies is an entity to which the Banking Act 2009 applies (including a bank, building society, investment firm, recognised central counterparty or a banking group company).

SCHEDULE 2

RESERVATIONS

The opinions in this letter are subject to the following reservations:

1.	LIMITATIONS OF SEARCHES

The Searches are not capable of revealing conclusively whether or not a winding-up or administration petition or order has been presented or made, a receiver appointed, a company voluntary arrangement proposed or approved or any other insolvency proceeding commenced. We have not made enquiries of any District Registry or County Court.

2.	INSOLVENCY

The opinions set out in this letter are subject to:

(a)	any limitations arising from applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation, moratoria, schemes or analogous circumstances; and

(b)

an English court exercising its discretion under section 426 of the Insolvency Act 1986 (co-operation between courts exercising jurisdiction in relation to insolvency) to assist the courts having the corresponding jurisdiction in any part of the United Kingdom or any relevant country or territory.

3.	STAMP DUTY

Any undertaking or indemnities relating to United Kingdom stamp duties may be void under section 117 of the Stamp Act 1891.

4.	MATTERS OF FACT

We express no opinion as to matters of fact.

5.	CHOICE OF LAW

(a)

A choice of the laws of the State of New York to govern the Principal Agreements would not be recognised or upheld by the English courts where to do so would be inconsistent with or overridden by the Regulation (EC) No 593/2008 on the Law Applicable to Contractual Obligations (Rome I).

(b)	We express no opinion as to whether or not a foreign court (applying its own conflict of laws rules) will act in accordance with the parties’ agreements as to jurisdiction and/or choice of law.

(c)

A choice of the laws of the State of New York to govern non-contractual obligations would not be recognised or upheld by the English courts where this would be inconsistent with or overridden by Regulation (EC) No 864/2007 on the Law Applicable to Non-Contractual Obligations (Rome II). We express no opinion as to the binding effect of choice of law provisions in relation to non-contractual obligations in so far as those provisions are not expressly stated to relate to non-contractual obligations.

6.	JURISDICTION

(a)

Where there is some other forum with competent jurisdiction which is more appropriate for the trial of the action, or where proceedings either involving the same cause of action and between the same parties or involving related actions are pending in another jurisdiction or where the merits of the issues in dispute have already been judicially determined or should have been raised in previous proceedings between the parties, English courts may not recognise submission to jurisdiction and such submission may, therefore, not be valid and binding under English law or English courts may not accept jurisdiction to determine the matter or may stay or strike out proceedings.

(b)

Further, an English court may stay or set aside proceedings commenced in the English courts if it considers that it does not have jurisdiction by virtue of the application of the provisions of Regulation (EU) No. 1215/2012 of 12 December 2012 on Jurisdiction and the Recognition and Enforcement of Judgments in Civil and Commercial Matters, the Brussels Convention of 1968, the Lugano Convention of 2007 and/or the English Civil Procedure Rules.

7.	PROSPECTUS

Save as set out in paragraph 2.12 (United Kingdom Tax Considerations), it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Prospectus, or that no material facts have been omitted from it.

APPENDIX 1

The Underwriters

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

HSBC Securities (USA) Inc.

Aon Securities Inc.

ING Financial Markets LLC

UniCredit Capital Markets LLC

U.S. Bancorp Investments, Inc.

Tax Opinion of Latham & Watkins LLP

[●], 2018

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

HSBC Securities (USA) Inc.

452 Fifth Avenue, Tower 3

New York, NY 10018

As Representatives of the several Underwriters set forth in Exhibit A of the below-referenced Underwriting Agreement

Re: Aon Corporation [●]% Senior Notes due [●]

Ladies and Gentlemen:

We have acted as special U.S. tax counsel to Aon Corporation, a Delaware corporation (the “Company”), in connection with the sale to you and the several underwriters for whom you are acting as Representatives (the “Underwriters”) by the Company of $[●] aggregate principal amount of the Company’s [●]% Senior Notes due [●] (the “Notes”), pursuant to an automatic shelf registration statement on Form S-3ASR under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on September 25, 2018 (Registration No. 333-227514) (as so filed and as amended, the “Registration Statement”), a base prospectus, dated September 25, 2018 (the “Base Prospectus”), a preliminary prospectus supplement, dated [●], 2018 (together with the Base Prospectus, the “Preliminary Prospectus”), each document that the Company has identified as an “issuer free writing prospectus” (as defined in Rules 433 and 405 under the Act) and that is described on Exhibit A attached hereto (the “Specified IFWP”), a prospectus supplement, dated [●], 2018 (together with the Base Prospectus, the “Prospectus”), and an underwriting agreement, dated [●], 2018, among you, as Representatives of the several Underwriters, Aon plc, a public limited company organized under the laws of England and Wales (“Aon”) and the Company (the “Underwriting Agreement”). The Notes are being issued pursuant to an indenture, dated the date hereof, among the Company, Aon and The Bank of New York Mellon Trust Company, N.A., as trustee, and an officers’ certificate, dated the date hereof, setting forth the terms of the Notes. The reports and proxy statement and registration statement filed by the Company with the Commission and incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, are herein called the “Incorporated Documents.” References herein to the Registration Statement, the Preliminary Prospectus and the Prospectus exclude the Incorporated Documents. This letter is being delivered to you pursuant to Section 7(e) of the Underwriting Agreement.

The facts, as we understand them, and upon which we rely with your permission in rendering the opinion herein, are set forth in the Preliminary Prospectus (together with the Specified IFWP) and the Prospectus.

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Preliminary Prospectus (together with the Specified IFWP) and the Prospectus, we hereby confirm that the statements set forth in the Preliminary Prospectus (together with the Specified IFWP) and the Prospectus under the caption “Material U.S. Federal Income Tax Consequences,” insofar as such statements purport to constitute summaries of United States federal income tax laws and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

No opinion is expressed as to any matter not discussed herein.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any other matters of municipal law or the laws of any local agencies within any state.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters. Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not affect the conclusions stated in this opinion. Any variation or difference in the facts from those set forth in the Preliminary Prospectus (together with the Specified IFWP) and the Prospectus may affect the conclusions stated herein.

This letter is furnished only to you in your capacity as Representatives of the several Underwriters in their capacity as underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions referenced in the first paragraph of this letter. This letter may not be relied upon by you or the other Underwriters for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, or other entity that acquires Notes or any interest therein from you or the other Underwriters) without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours,

EXHIBIT A

SPECIFIED ISSUER FREE WRITING PROSPECTUS

The pricing term sheet, dated [●], 2018, a copy of which is attached as Annex B-1 to the Underwriting Agreement.

Opinion of Latham & Watkins LLP (U.S.)

[●], 2018

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

HSBC Securities (USA) Inc.

452 Fifth Avenue, Tower 3

New York, NY 10018

As Representatives of the several Underwriters set forth in Exhibit A of the below-referenced Underwriting Agreement

Re: Aon Corporation [●]% Senior Notes due [●]

Ladies and Gentlemen:

We have acted as special U.S. counsel to Aon Corporation, a Delaware corporation (the “Company”), and Aon plc, a public limited company organized under the laws of England and Wales (the “Guarantor”), in connection with the sale to you and the several underwriters for whom you are acting as Representatives (the “Underwriters”) by the Company of $[●] aggregate principal amount of the Company’s [●]% Senior Notes due [●] (the “Notes”) and the guarantee of the Notes (the “Guarantees”) by the Guarantor, pursuant to an automatic shelf registration statement on Form S-3ASR under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on September 25, 2018 (Registration Nos. 333-227514-01 and 333-227514) (as so filed and as amended, the “Registration Statement”), a base prospectus, dated September 25, 2018 (the “Base Prospectus”), a preliminary prospectus supplement, dated [●], 2018 (the “Preliminary Prospectus Supplement” and together with the Base Prospectus, the “Preliminary Prospectus”), each document that the Company has identified as an “issuer free writing prospectus” (as defined in Rules 433 and 405 under the Act) and that is described on Exhibit A attached hereto (the “Specified IFWP”), a prospectus supplement, dated [●], 2018 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”), and an underwriting agreement, dated [●], 2018, among you, as Representatives of the several Underwriters, the Company and the Guarantor (the “Underwriting Agreement”). The Notes and the Guarantees are being issued pursuant to an indenture, dated the date hereof, (the “Indenture”) among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and an officers’ certificate, dated the date hereof, setting forth the terms of the Notes and the Guarantee (the “Officers’ Certificate”). The reports and proxy statement and registration statement filed by the Company with the Commission and incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, are herein called the “Incorporated Documents.” References herein to the Registration Statement, the Preliminary Prospectus, or the Prospectus exclude the Incorporated Documents. This letter is being delivered to you pursuant to Section 7(e) of the Underwriting Agreement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specified fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure). We have examined, among other things, the following:

(a)	The Underwriting Agreement, the Registration Statement, the Preliminary Prospectus, the Specified IFWP, the Prospectus, and the Incorporated Documents;

(b)	The Indenture (including the Guarantees) and the form of Note (the Indenture, the Notes, the Guarantees and the Underwriting Agreement being herein collectively called the , the “Documents”); and

(c)	The Certificate of Incorporation and Bylaws of the Company (the “Governing Documents”) and certain resolutions of the Board of Directors of the Company.

Except as otherwise stated herein, as to factual matters we have, with your consent, relied upon the foregoing and upon oral and written statements and representations of officers and other representatives of the Company and the Guarantor and others, including the representations and warranties of the Company and the Guarantor in the Underwriting Agreement and a certificate as to the value of investment securities and other assets of the Company and the Guarantor and other matters related to our opinion in paragraph 13. We have not independently verified such factual matters.

In our examination, we have assumed the genuineness of all signatures, including any endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. We have further assumed that there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or prior course of dealing among the parties that would, in either case, define, supplement, modify or qualify the terms of the Documents or the rights of the parties thereunder.

Except as otherwise stated herein, we are opining as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York, and in numbered paragraphs 1, 2, 4, 6 and 8(ii) and (iii) of this letter the Delaware General Corporation Law (the “DGCL”), and we express no opinion with respect to the applicability to the opinions expressed herein, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Except as otherwise stated herein, our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to registered public offerings of debt securities. We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the legal or regulatory status of any parties to the Documents or the legal or regulatory status of any of their affiliates. Various matters concerning the offering of the Notes and matters of English law are addressed in the opinions of [●], Esq. on behalf of the Company and Latham & Watkins (London) LLP, respectively, which have been separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:

1.    The Company is a corporation under the DGCL with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.

2.    The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

3.    To the extent that the execution and delivery of each of the Underwriting Agreement and the Indenture by the Guarantor are governed by the laws of the State of New York, each of the Underwriting Agreement and the Indenture has been duly executed and delivered by the Guarantor under the laws of the State of New York.

4.    The Indenture has been duly authorized by all necessary corporate action of the Company, has been duly executed and delivered by the Company, and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

5.    The Indenture is a legally valid and binding agreement of the Guarantor, enforceable against the Guarantor in accordance with its terms.

6.    The Notes have been duly authorized by all necessary corporate action of the Company, and when executed, issued and authenticated, in accordance with the terms of the Indenture, and delivered and paid for in accordance with the terms of the Underwriting Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.    When the Notes are duly executed by authorized officers of the Company, issued and authenticated, all in accordance with the terms of the Indenture, and delivered and paid for in accordance with the terms of the Underwriting Agreement, and when the Guarantees have been duly executed by an authorized officer of the Guarantor, the Guarantees will be legally valid and binding agreements of the Guarantor, enforceable against the Guarantor in accordance with their terms.

8.    The issue and sale of the Notes and the Guarantees by the Company and the Guarantor to you and the other Underwriters pursuant to the Underwriting Agreement and the Indenture do not on the date hereof:

(i)    violate the provisions of the Governing Documents;

(ii)    violate the DGCL or any federal or New York statute, rule or regulation applicable to the Company or the Guarantor; or

(iii)    require any consents, approvals, or authorizations to be obtained by the Company or the Guarantor from, or any registrations, declarations or filings to be made by the Company or the Guarantor with, any governmental authority under the DGCL or any federal or New York statute, rule or regulation applicable to the Company or the Guarantor on or prior to the date hereof that have not been obtained or made.

9.    The Registration Statement has become effective under the Act. With your consent, based solely on a review of a list of stop orders on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act, the Prospectus has been filed in accordance with Rule 424(b) under the Act, and the specified IFWP has been filed in accordance with Rule 433(d) under the Act.

10.    The Registration Statement at [●], 2018, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T, Form T-1 or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph 10, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

11.    The statements in the Preliminary Prospectus (taken together with the Specified IFWP) and the Prospectus under the captions “Description of the Securities” and “Description of Debt Securities and Guarantees,” insofar as they purport to describe or summarize certain provisions of the Notes, the Guarantees or the Indenture are accurate descriptions or summaries in all material respects.

12.    The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

13.    Each of the Company and the Guarantor is not, and immediately after giving effect to the sale of the Notes and the Guarantees in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

14.    Pursuant to Section 17 of the Underwriting Agreement, and subject to mandatory choice of law and jurisdiction rules and constitutional limitations, under the laws of the State of New York the Guarantor has (i) validly chosen New York law to govern its rights and duties under the Underwriting Agreement, (ii) submitted to the personal jurisdiction of courts of the State of New York located in the Borough of Manhattan in the City of New York and of U.S. federal courts located in the Borough of Manhattan in the City of New York in connection with an action or proceeding arising out of or related to the Underwriting Agreement, (iii) to the extent permitted by law, waived any objection to the venue of a proceeding in any such court and (iv) appointed the Company as its initial authorized agent for the purpose described in Section 17 of the Underwriting Agreement and service of process in the manner described in Section 17 of the Underwriting Agreement will be effective to confer valid personal jurisdiction over the Company in connection with an action or proceeding arising out of or related to the Underwriting Agreement in any such court. The opinion rendered in this paragraph 14 is based on the assumption that the Underwriting Agreement is a valid and binding agreement of the parties enforceable against them in accordance with its terms.

We bring your attention to the fact that, notwithstanding Section 17 of the Underwriting Agreement, there are circumstances under which a U.S. federal court may not have subject matter jurisdiction to adjudicate or may have the power to dismiss or transfer an action or proceeding arising out of or related to the Underwriting Agreement.

Our opinions are subject to:

(i) the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors, and the judicial application of foreign laws or governmental actions affecting creditors’ rights;

(ii) the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith, fair dealing, and the discretion of the court before which a proceeding is brought;

(iii) the invalidity under certain circumstances under law or court decisions of provisions for the indemnification or exculpation of, or contribution to a party with respect to a liability where such indemnification, exculpation or contribution is contrary to public policy and

(iv) we express no opinion with respect to (a) consents to, or restrictions upon, governing law, jurisdiction, venue, service of process, arbitration, remedies, or judicial relief (except to the extent we have expressly opined as to such matters with respect to the Guarantor in numbered paragraph 14); (b) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (c) waivers of rights or defenses contained in the Indenture; and waivers of broadly or vaguely stated rights; (e) covenants not to compete; (f) provisions for exclusivity, election or cumulation of rights or remedies; (g) provisions authorizing or validating conclusive or discretionary determinations; (h) grants of setoff rights; (i) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; (j) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy (k) provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (l) provisions permitting, upon acceleration of any indebtedness, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (m) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; (n) any provision to the extent it requires that a claim with respect to the Notes (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides; and (o) the severability, if invalid, of provisions to the foregoing effect.

We express no opinion or confirmation as to federal or state securities laws (except as expressly set forth in numbered paragraphs 9, 10, 12 and 13 as to federal securities laws), tax laws (except as set forth in our letter to you of even date with respect to certain tax matters), antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, usury laws, environmental laws, margin regulations, laws and regulations relating to commodities trading, futures and swaps, Financial Industry Regulatory Authority rules, National Futures Association rules, the rules of any stock exchange, clearing organization, designated contract market or other regulated entity for trading, processing, clearing or reporting transactions in securities, commodities, futures or swaps, or export control, anti-money laundering, and anti-terrorism laws, (without limiting other laws or rules excluded by customary practice).

Without limiting the generality of the foregoing, the opinions expressed above are also subject to the following limitations, exceptions and assumptions:

We call to your attention that enforcement of a claim denominated in a foreign currency may be limited by requirements that the claim (or a judgment in respect of the claim) be converted into United States dollars, and we express no opinion as to the enforceability of any indemnity for losses associated with the exchange of the judgment currency into any other currency.

With your consent, except to the extent we have expressly opined as to such matters with respect to the Company and the Guarantor herein, we have assumed (a) that the Documents have been duly authorized, executed and delivered by the parties thereto, (b) that the Documents constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, (c) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities and (e) that any conditions to the effectiveness of the Documents have been satisfied or waived.

This letter is furnished only to you in your capacity as Representatives of the several Underwriters in their capacity as underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions referenced in the first paragraph of this letter. This letter may not be relied upon by you or them for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, or other entity that acquires Notes or any interest therein from you or the other Underwriters) without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours,

EXHIBIT A

SPECIFIED ISSUER FREE WRITING PROSPECTUS

The pricing term sheet, dated [●], 2018, a copy of which is attached as Annex B-1 to the Underwriting Agreement.

Disclosure Letter of Latham & Watkins LLP (U.S.)

[●], 2018

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

HSBC Securities (USA) Inc.

452 Fifth Avenue, Tower 3

New York, NY 10018

As Representatives of the several Underwriters set forth in Exhibit A of the below-referenced Underwriting Agreement

Re: Aon Corporation [●]% Senior Notes due [●]

Ladies and Gentlemen:

We have acted as special U.S. counsel to Aon Corporation, a Delaware corporation (the “Company”), and Aon plc, a public limited company organized under the laws of England and Wales (the “Guarantor”), in connection with the sale to you and the several underwriters for whom you are acting as Representatives (the “Underwriters”) by the Company of $[●] aggregate principal amount of the Company’s [●]% Senior Notes due [●] (the “Notes”) and the guarantee of the Notes (the “Guarantees”) by the Guarantor, pursuant to an automatic shelf registration statement on Form S-3ASR under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on September 25, 2018 (Registration Nos. 333-227514-01 and 333-227514) (as so filed and as amended, the “Registration Statement”), a base prospectus, dated September 25, 2018 (the “Base Prospectus”), a preliminary prospectus supplement, dated [●], 2018 (the “Preliminary Prospectus Supplement” and together with the Base Prospectus, the “Preliminary Prospectus”), each document that the Company has identified as an “issuer free writing prospectus” (as defined in Rules 433 and 405 under the Act) and that is described on Exhibit A attached hereto (the “Specified IFWP”), a prospectus supplement, dated [●], 2018 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”), and an underwriting agreement, dated [●], 2018, among you, as Representatives of the several Underwriters, the Company and the Guarantor (the “Underwriting Agreement”). The Notes and the Guarantees are being issued pursuant to an indenture, dated the date hereof, (the “Indenture”) among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and an officers’ certificate, dated the date hereof, setting forth the terms of the Notes and the Guarantee (the “Officers’ Certificate”). The reports and proxy statement and registration statement filed by the Company with the Commission and incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, are herein called the “Incorporated Documents.” References herein to the Registration Statement, the Preliminary Prospectus, or the Prospectus exclude the Incorporated Documents. This letter is being delivered to you pursuant to Section 7(e) of the Underwriting Agreement.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Preliminary Prospectus, the Specified IFWP, the Prospectus or the Incorporated Documents (except to the extent expressly set forth in the numbered paragraph 11 of our letter to you of even date and in our letter to you of even date with respect to certain tax matters) and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as special U.S. counsel to the Company and the Guarantor in connection with the preparation by the Company and the Guarantor of the Registration Statement, the Preliminary Prospectus, the Specified IFWP and the Prospectus, we reviewed the Registration Statement, the Preliminary Prospectus, the Specified IFWP, the Prospectus and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Company and the Guarantor, the independent public accountants for the Company, your representatives, and your counsel, during which conferences and conversations the contents of the Registration Statement, the Preliminary Prospectus, the Specified IFWP and the Prospectus (and portions of certain of the Incorporated Documents) and related matters were discussed. We also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and the Guarantor and others as to the existence and consequence of certain factual and other matters.

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•

the Registration Statement, at the time it became effective on [●], 2018, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•

the Preliminary Prospectus, as of [●] p.m. New York time on [●], 2018 (together with the Incorporated Documents at that date and the Specified IFWP), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•

the Prospectus, as of its date or as of the date hereof (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Specified IFWP, the Prospectus, the Incorporated Documents or the Form T-1.

This letter is furnished only to you in your capacity as Representatives of the several Underwriters in their capacity as underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by you or them for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Notes or any interest therein from you or the other Underwriters) without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours,

EXHIBIT A

SPECIFIED ISSUER FREE WRITING PROSPECTUS

The pricing term sheet, dated [●], 2018, a copy of which is attached as Annex B-1 to the Underwriting Agreement